Exhibit 10.53

Stillwater National Bank and Trust Company hereby releases the original stock certificates of L.S.B. Industries, Inc., issued to Prime Financial Corporation and returns the guaranty agreements executed by Prime Financial Corporation with respect to various loans provided by Stillwater National Bank and Trust Company.

 The certificates being returned are listed on the attached Addendum "A".

Stillwater National Bank and Trust Company

/s/ Sean Fuller
Sean Fuller

  2-11-03
Date

Accepted by:

/s/ James M. Berman
Jim Berman

2-17-03
Date